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                                                           Exhibit 10.6

                                   PROMISSORY NOTE

$200,000.00                                                    Cincinnati, Ohio

                                                                  August 2, 1996


FOR VALUE RECEIVED, the undersigned, promises to pay to the order of AA MICROSYSTEMS, INC., an Alabama corporation (to be known as AA Holdings, Inc. after its Articles of Incorporation have been amended incident to the sale of such name pursuant to the Asset Purchase Agreement), at such place as the holder hereof may designate, in legal tender of the United States, the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (as such sum may be adjusted in the manner set forth below) with interest on the unpaid principal balance from the date of such Note until paid at the prime rate of Star Bank, N.A., Cincinnati, Ohio as of the date of Closing.

This Note is given pursuant to an Asset Purchase Agreement ("Agreement") of even date by and between the undersigned and AA Microsystems, Inc.

The principal of this Note shall be reduced by Ten Thousand Dollars ($10,000.00) (but not below zero) for each of the following former employees of AA Microsystems, Inc. who are employees of the undersigned on August 2, 1996, should such individual voluntarily leave the employment of the undersigned before the expiration of a ninety-day period beginning on the 2nd day of August, 1996: (i) Matthew Fancher, (ii) Russell Poe, (iii) Mark Long and (iv) Douglas Minderhout. The death, disability or termination without cause by the undersigned of any of such individuals named in this paragraph shall not cause a reduction of the principal amount of this Note. The undersigned's termination for cause of any of such individuals, during the ninety-day period, shall cause a reduction in the principal amount of this Note.

The principal of this Note shall be payable in three (3) equal installments with the first principal payment commencing on the first annual anniversary of the Closing and the remaining two (2) principal payments being due on the next two
(2) successive annual anniversary dates. Interest on the unpaid principal balance of the Note shall be paid quarterly.

The undersigned shall have the right to prepay all or a part of its obligation to pay before its due date without incurring any penalty or liability for additional interest.

The rights of the holder hereof may be assigned to Stuart Raburn in the event of the liquidation of the assets of AA Microsystems, Inc.


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In the event that any installment of interest or principal is not delivered to the holder of this Note with seven (7) days after its due date, the entire principal balance together with all arrearages of interest shall immediately be due and payable and shall bear interest from such date at the lesser of fifteen (15%) percent or the maximum allowable under Alabama law. Provided, however, in the event the undersigned has a good faith claim against AA Microsystems, Inc. arising from its Agreement of at least one hundred percent (100%) of the payment or payments that have not been made, withholding such payment shall not be considered an event of default hereunder (however, interest shall continue to accrue on any unpaid balance ultimately not offset), it being the intent of AA Microsystems, Inc. that the undersigned shall have a right of offset to the extent and in the manner set forth in the Agreement for any claims against AA Microsystems, Inc. arising under the Agreement.

Should all or any part of the indebtedness represented by this Note be collected by action in law, or in bankruptcy, insolvency, receivership or other court proceedings, or should the Note be placed in the hands of an attorney for collection after the occurrence of an event of default, the undersigned hereby agrees to pay to the holder, all court costs and reasonable attorneys' fees and expenses incurred or sustained by the holder of this Note.

The undersigned waives presentment, demand, protest and notice of demand, protest and dishonor.

No delay or omission by the holder in exercising any right hereunder shall operate as a waiver of such right; nor shall a waiver on any one occasion be construed as a bar to or a waiver of any right on any future occasion. The undersigned waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and assents, without notice of any kind, to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party primarily or secondarily liable.

This Note will be governed and construed and enforced in accordance with the laws of the State of Alabama.

                                  POMEROY COMPUTER RESOURCES, INC.



                                  By: \s\ Edwin S. Weinstein
                                     --------------------------------
                                       Edwin S. Weinstein, Vice-President


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